===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       NATIONAL COMMERCE BANCORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)



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[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                       NATIONAL COMMERCE BANCORPORATION
                              One Commerce Square
                           Memphis, Tennessee 38150

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held April 28, 1999

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of National Commerce Bancorporation will be held in the Auditorium at National Bank of Commerce, Concourse Level, Commerce Tower, One Commerce Square, Memphis, Tennessee 38150, on Wednesday, April 28, 1999, at 10:00 a.m., local time, for the following purposes:

    1. To elect the six nominees named in the accompanying Proxy Statement as directors of the Company;

    2. To ratify the appointment of Ernst & Young LLP, independent certified accountants, as auditors of the Company for 1999;

    3. To transact any and all other business as may properly come before the meeting or any adjournment thereof.

  Only shareholders of record at the close of business on March 5, 1999, will be entitled to receive notice of and to vote at the Annual Meeting.

  Information relating to the above matters is set forth in the accompanying Proxy Statement dated March 31, 1999.

                                          By Order of the Board of Directors,

                                          Gus B. Denton
                                          Secretary

Memphis, Tennessee
March 31, 1999

WHETHER OR NOT THEY INTEND TO BE PRESENT AT THE ANNUAL MEETING IN PERSON, SHAREHOLDERS ARE URGED TO COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                       NATIONAL COMMERCE BANCORPORATION
                              One Commerce Square
                           Memphis, Tennessee 38150

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                        ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held April 28, 1999

                             ---------------------

                                    GENERAL

Purposes of Solicitation

  The Annual Meeting of the Shareholders of National Commerce Bancorporation (the "Company" or "NCBC") will be held on April 28, 1999, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders and in this Proxy Statement. The accompanying Proxy is solicited on behalf of the Board of Directors of the Company in connection with such meeting and any adjournments thereof. The term "NBC" as used in this Proxy Statement refers to National Bank of Commerce, Memphis, Tennessee, the Company's principal banking subsidiary. This Proxy Statement and the enclosed Proxy are being first mailed to the Company's shareholders on or about March 31, 1999.

Outstanding Voting Securities and Persons Entitled to Vote

  Only shareholders of record as of the close of business on March 5, 1999, will be entitled to receive notice of and to vote at the Annual Meeting. As of that date, the Company had outstanding 101,272,004 shares of Common Stock, each share being entitled to one vote. Appraisal rights for dissenting shareholders are not applicable to the matters being proposed.

Voting Procedures

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates that it does not have discretionary authority to vote certain shares, those shares will not be considered as present and entitled to vote with respect to that matter. A majority of the Common Stock outstanding on the record date must be present to constitute a quorum.

                             ELECTION OF DIRECTORS

  The Company's Charter provides for a Board consisting of not less than three and not more than twenty-five directors. The Company's Charter divides the Board into three classes as nearly equal in number as possible, with each class serving a three-year term and one class elected at each Annual Meeting of Shareholders. The Board of Directors has set at sixteen the number of directors constituting the full Board for the ensuing year.

  At the Annual Meeting of Shareholders, five directors are to be elected as Class I directors for terms that expire at the Annual Meeting of Shareholders to be held in 2002. All of the nominees are members of the present Board and were elected at the Annual Meeting of Shareholders in 1996, except for
J. Bradbury Reed who was elected by the Board of Directors in 1998 and Phillip
H. McNeill, Sr. and James H. Daughdrill, Jr. who were elected by the Board of Directors in 1999.

  The remaining ten directors presently on the Board will continue as members of the Board until their respective terms expire as indicated in the table below. In addition, the Board could, by a majority vote of the entire Board, increase the number of directors to up to twenty-five and fill the vacancies resulting from such increase for the remainder of the term of the classes in which each new directorship is created. Although the Board from time to time considers qualified candidates to become directors, the Board has made no decision to increase the number of directors.

  The Board of Directors has no reason to believe that any of the nominees for director will not be available to stand for election as director. However, should any of such nominees become unable to serve, the proxies may be voted for a substitute nominee or nominees or to allow the vacancy created thereby to remain open until filled by the Board.

   The presence of a quorum at the Annual Meeting, either in person or by written proxy, and a favorable vote of a plurality of the votes cast at the meeting are necessary to elect a nominee as director.

                           MANAGEMENT OF THE COMPANY

Directors

  The following table sets forth the names of the six nominees for election to the Board as members of Class I, as well as those incumbent directors who are members of Classes II and III. The table also contains, as to each nominee and present director, his age, a brief description of his principal occupation and business experience during the last five years, a description of any position or office held by him with the Company or NBC, directorships of certain publicly held companies (other than the Company) presently held by him, the year in which he was first elected or appointed a director of the Company, the number of shares and percentage of the Company's outstanding Common Stock beneficially owned by him as of February 1, 1999, and certain other information. The information in the table has been furnished by the respective individuals. Except as indicated in the notes to the following table, the persons indicated possess sole voting and investment power with respect to all shares set forth opposite their names.

                                                                   Shares of
                                                                     Common          Percent of
                                                                     Stock             Class
                                     Principal                    Beneficially      Beneficially
                                     Occupation        Year First   Owned As          Owned As
                                for Past Five Years     Elected    of Feb. 1,        of Feb. 1,
   Name                   Age    and Directorships      Director    1999(1)           1999(1)
   ----                   ---   -------------------    ---------- ------------      ------------
Class I: Nominees to serve until Annual Meeting of Shareholders in 2002:
Frank G. Barton, Jr.#      66 Chairman of the Board of    1977       512,332(2)          .5
                              the Barton Group, Inc.
                              (retail equipment
                              sales).

James H. Daughdrill, Jr.   65 President, Rhodes           1999           --             --
                              College
Thomas C. Farnsworth,      61 Real Estate and             1977       885,837             .9
 Jr. +                        Investments.
Lewis E. Holland*+         56 Vice Chairman of the        1997       370,635(3)          .4
                              Company since January
                              1997, Executive Vice
                              President from August
                              1995 to June 1997,
                              President of NBC since
                              January, 1998, President
                              of NBC since January,
                              1998, Treasurer and
                              Chief Financial Officer
                              of the Company and
                              Director of NBC since
                              July 1994
J. Bradbury Reed#          58 Member of law firm of       1998         8,186            --
                              Bass, Berry and Sims,
                              PLC
Phillip H. McNeill,        60 Chairman and Chief          1999        65,250(4)          .1
 Sr.+#                        Executive Officer of
                              Equity Inns, Inc.
Class II: Incumbents to serve until Annual Meeting of Shareholders in 2000:
John D. Canale, III#       53 President of D. Canale      1989     6,043,320(5)(6)      5.8
                              Food Services, Inc.
                              (wholesale food
                              distributor); President
                              and CEO of D. Canale &
                              Co; Secretary-Treasurer
                              of D. Canale Beverages,
                              Inc.
R. Lee Jenkins             69 Private investor            1990        48,899(7)          .1
W. Neely Mallory, Jr.      65 President of Mallory        1974       422,552(8)          .4
                              Group, Inc. (3rd party
                              logistics); Mallory
                              Partners; President,
                              Mallory Group
                              Incorporated.
James E. McGehee, Jr.*     69 Chairman, McGehee Realty    1976     3,776,101(9)         3.6
                              and Development Company.
William R. Reed, Jr.       52 Vice Chairman of the        1997       654,009(10)         .6
                              Company since June 1997,
                              Executive Vice President
                              of the Company from
                              August 1995 until June
                              1997, Director of NBC,
                              Chairman of the Board of
                              Nashville Bank of
                              Commerce and NBC Bank,
                              FSB (Knoxville),
                              Chairman and Chief
                              Executive Officer of NBC
                              Bank, FSB (Roanoke)
G. Mark Thompson#          63 President, Nashville        1997         1,600            --
                              Marketing Area of The
                              Kroger Company

                                                                  SHARES OF
                                                                    COMMON       PERCENT OF
                                                                    STOCK          CLASS
                                    PRINCIPAL                    BENEFICIALLY   BENEFICIALLY
                                    OCCUPATION        YEAR FIRST   OWNED AS       OWNED AS
                               FOR PAST FIVE YEARS     ELECTED    OF FEB. 1,     OF FEB. 1,
   NAME                  AGE    AND DIRECTORSHIPS      DIRECTOR    1998(1)        1998(1)
   ----                  ---   -------------------    ---------- ------------   ------------
G. Mark Thompson#         62 President, Nashville        1997          600           --
                             Marketing Area of The
                             Kroger Company
CLASS I: INCUMBENTS TO SERVE UNTIL ANNUAL MEETING OF SHAREHOLDERS IN 1999:
Frank G. Barton, Jr.#     65 Chairman of the Board of    1977      256,166(12)       .5
                             the Barton Group, Inc.
                             (retail equipment
                             sales).
Thomas C. Farnsworth,     60 Real Estate and             1977      433,098           .9
 Jr.+                        Investments.
Lewis E. Holland*         55 Vice Chairman of the        1997      143,062(13)       .3
                             Company since January
                             1997, Executive Vice
                             President from August
                             1995 to June 1997,
                             President of NBC since
                             January, 1998, President
                             of NBC since January,
                             1998, Treasurer and
                             Chief Financial Officer
                             of the Company and
                             Director of NBC since
                             July 1994
Sidney A. Stewart, Jr.+   71 Private investor            1985       61,295(14)       .1

----------
 * Member of the Executive Committee of the Board of Directors
 # Member of the Audit Committee of the Board of Directors
 + Member of the Compensation and Benefits Committee
(1) Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. For purposes of calculating the percent of Common Stock beneficially owned, all shares that are subject to options that are exercisable within 60 days are deemed to be presently outstanding.
 (2) Includes 7,487 shares held by Mr. Brown's wife as to which he disclaims any beneficial interest.
 (3) Includes 220,000 shares that Mr. Campbell has the right to purchase upon the exercise of stock options and 49,594 shares attributable to Mr. Campbell in the Company's Employee Stock Ownership Plan as to which Mr. Campbell has the power to direct voting. Also includes 34,754 shares held by his wife, sons, and daughter-in-law as to which he disclaims any beneficial interest, and 129,952 shares held jointly by Mr. Campbell and his wife.
 (4) Includes 36,232 shares attributable to Mr. Garrott in the Company's Employee Stock Ownership Plan and 6,409 shares under the Company's
     Taxable Income Reduction Account ("TIRA") as to which Mr. Garrott has the power to direct voting. Also includes 735,739 shares held in a Grantor Retained Annuity Trust, 229,040 shares held by Mr. Garrott as trustee for the benefit of his children,

     47,390 shares held by Mr. Garrott's wife and 210,000 shares held by MBA Corp., a corporation wholly-owned by his children, as to which Mr. Garrott disclaims any beneficial interest.
 (5) Includes 120,166 owned by Mr. Phillip's wife, as to which Mr. Phillips disclaims any beneficial interest.
 (6) Does not include shares owned by Peggy W. Canale or Christopher W.
     Canale, either individually or as trustee, who are mother and brother of John D. Canale, III.
 (7) Includes 322,490 shares owned by the estate of his father, John D.
     Canale. As an executor of the estate, Mr. Canale shares investment and voting power. Also includes 2,620,916 shares held by D. Canale & Co. as to which Mr. Canale has a 50% voting interest. Also includes 200 shares held by Mr. Canale as custodian for his nephew as to which he disclaims any beneficial interest.
 (8) Includes 3,000 shares owned by Mr. Jenkin's wife, as to which Mr. Jenkins disclaims any beneficial interest.
 (9) Does not include 2,012 shares owned by Mr. Mallory's wife, as to which Mr. Mallory disclaims any beneficial interest.
(10) Includes 539,954 shares held by certain family entities or members over which Mr. McGehee retains voting control but as to which Mr. McGehee disclaims any beneficial interest.
(11) Includes 29,690 shares attributable to Mr. Reed pursuant to the Company's Employee Stock Ownership Plan and 117,600 shares that he has the right to purchase upon the exercise of stock options. Includes 179,214 shares held by Mr. Reed's wife as to which Mr. Reed disclaims any beneficial interest.
(12) Includes 4,170 shares held by Mr. Barton and his wife as custodians for their sons, as to which Mr. Barton disclaims any beneficial interest.
(13) Includes 859 shares attributable to Mr. Holland pursuant to the Company's Employee Stock Ownership Plan, 120,800 shares that he has the right to purchase upon the exercise of stock options, and 403 shares attributable to him under the Company's TIRA. Also includes 1,000 shares held by Mr. Holland's wife as to which Mr. Holland disclaims any beneficial interest.
(14) Does not include 4,171 held by Mr. Stewart's wife.

Compensation of Directors

  During 1998 the Company's directors were paid a fee of $2,000 per Board meeting attended and, except for directors who are officers of the Company or its subsidiaries, $150 per committee meeting attended ($250 for the committee chairman). Except for directors who are officers of the Company or its subsidiaries, the directors of the Company receive an annual retainer of $4,000 from the Company, payable semi-annually. Pursuant to the provisions of the Company's 1994 Stock Plan, the outside directors of the Company who attended six of six of of the Board's meetings during the year received 100 shares of NCBC stock as additional compensation for their attendance.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and greater than 10% shareholders ("Reporting Persons") to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from such Reporting Persons with respect to the period from January 1, 1998 through December 31, 1998, the Company is not aware of any Section 16(a) reports that were required to be filed by a Reporting Person and were not filed on a timely basis.

Management Stock Ownership

  The following table sets forth the number of shares of Common Stock and the percentage of shares of Common Stock outstanding beneficially owned by the Company's Chief Executive Officer, the four other most highly compensated executive officers of the Company and its subsidiaries and all directors and officers as a group, as of February 1, 1999.

                                             Number of Shares of
                                          Common Stock Beneficially   Percent of
                                         Owned as of February 1, 1999   Class
                                         ---------------------------- ----------
Thomas M. Garrott......................            4,080,263(1)           3.9%
Lewis E. Holland.......................              370,635(2)            .4
William R. Reed, Jr....................              654,009(3)            .6
Gary L. Lazarini.......................              641,383(4)            .6
Mackie H. Gober........................              603,140(5)            .6
All directors and executive officers as
 a group
 (21 persons)..........................           21,800,838(6)(7)       20.9

--------
(1) See Note 13 under the caption "MANAGEMENT OF THE COMPANY--Directors" above.
(2) See Note 3 under the caption "MANAGEMENT OF THE COMPANY--Directors" above.
(3) See Note 10 under the caption "MANAGEMENT OF THE COMPANY--Directors" above.
(4) Includes 99,047 shares attributable to Mr. Lazarini pursuant to the Company's ESOP/401K and 156,200 shares that he has the right to purchase upon the exercise of stock options. Includes 180,672 shares held by Mr. Lazarini's wife as to which Mr. Lazarini disclaims any beneficial interest.
(5) Includes 60,972 shares attributable to Mr. Gober pursuant to the Company's ESOP/401K and 124,000 shares that he has the right to purchase upon the exercise of stock options.
(6) Includes an aggregate of 1,027,600 shares of Common Stock purchasable upon the exercise of stock options by the Chief Executive Officer, the four other most highly compensated executive officers and all directors and executive officers as a group. Also includes an aggregate of 466,858 shares attributable to the Chief Executive Officer, the four other most highly compensated executive officers and all directors and executive officers as a group pursuant to the Company's ESOP/401K.
(7) Does not include Common Stock beneficially owned by Directors Emeritus, NBC Directors, other officers of the Company, or its Management Committee who are not listed above (approximately 8%).

Board Committees and Attendance

  The Company's Board of Directors has three principal standing committees-- the Executive Committee, the Audit Committee, and the Salary and Benefits Committee. The Executive Committee, composed of Messrs. Campbell (Chairman), Garrott, Holland, McGehee, and Phillips, has, and may exercise, all the authority of the full Board between Board meetings with respect to matters other than the amendment of the Charter or By-laws of the Company, the adoption of a plan of merger or consolidation, or the disposition of substantially all of the assets or dissolution of the Company.

  The membership and principal functions of the Audit Committee are described under the caption "ACCOUNTING MATTERS" below.

  The membership and principal functions of the Salary and Benefits Committee are described under the caption "REPORT OF THE SALARY AND BENEFITS COMMITTEE" below.

  During 1998, the Board of Directors held seven meetings. The Executive Committee met seven times and the Audit Committee met seven times during 1998. The Salary and Benefits Committee held three meetings during 1998.

  Because of conflicting schedules, in 1998 Mr. Jenkins attended fewer than 75% of the Company's Board meetings and meetings of committees of the Board on which he served.

               COMPENSATION OF MANAGEMENT AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

  The following table sets forth certain summary information for the years indicated with respect to the compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company and its subsidiaries (hereinafter referred to as the "named executive officers").

                                                           ANNUAL              LONG-TERM
                                                        COMPENSATION         COMPENSATION
                                                    -------------------- ---------------------
                                                                                AWARDS
                                                                         ---------------------
                                                                         SECURITIES UNDERLYING ALL OTHER
                                                                            OPTIONS GRANTED    COMPENSA-
            NAME AND PRINCIPAL POSITION        YEAR SALARY ($) BONUS ($)        (#)(1)         TION ($)
            ---------------------------        ---- ---------- --------- --------------------- ---------
 Thomas M. Garrott. Chairman of the Board,     1997  509,000    485,000          80,000              0
                    President, Chief           1996  417,000    303,750         100,000          4,826(3)
                    Executive
                    Officer and Director of    1995  334,000    241,500         100,000          9,317(4)
                    the
                    Company; Chairman of the
                    Board, Chief Executive
                    Officer and Director of
                    NBC
 Lewis E. Holland . Vice Chairman,             1997  257,692    187,500          50,000              0
                    Treasurer, and Chief       1996  206,000    120,000          50,000          4,826(3)
                    Financial
                    Officer of the Company,    1995  166,000    156,000          30,000          1,962(4)
                    President and Director
                    of NBC
 William R. Reed,   Vice Chairman of the       1997  226,660    157,500          30,000              0
  Jr. .............
                    Company, Director of       1996  190,000     72,000          30,000          4,826(3)
                    NBC,
                    Chairman of the Board of   1995  165,000     54,250          30,000          4,273(4)
                    Nashville Bank of
                    Commerce
                    and NBC Bank, FSB
                    (Knoxville), Chairman
                    President and Chief
                    Executive Officer of NBC
                    Bank, FSB (Belzoni)
 Gary L. Lazarini.. Chairman of                1997  185,000     90,650          10,000              0
                    NBC Capital Markets        1996  175,000     70,000          10,000          4,826(3)
                    Group, Inc.                1995  161,000     75,670          15,000          4,951(4)
 Mackie H. Gober... Executive Vice President   1997  177,000     57,750          10,000              0
                    of
                    the Company                1996  166,000     52,000          30,000          4,826(3)
                                               1995  126,000     46,800          30,000          4,266(4)

----------
(1) Options adjusted for 2-for-1 stock split effective 5-16-97.
(2) The Company also provides certain perquisites and other personal benefits (i.e., auto allowance) to the named executive officers which do not exceed the lesser of $50,000 or 10% of each named executive officer's total annual salary and bonus. Includes directors' fees of an aggregate of $24,000 paid to Mr. Garrott, $20,000 paid to Mr. Holland, $22,000 to Mr. Reed and $12,000 to Mr. Gober for 1997; an aggregate of $12,000 paid to Mr. Garrott, $6,000 paid to Mr. Holland, $10,000 paid to Mr. Reed and $6,000 paid to Mr. Gober for 1996; an aggregate of $12,000 paid to Mr. Garrott, $6,000 paid to Mr. Holland, $10,000 paid to Mr. Reed and $6,000 paid to Mr. Gober for 1995.
(3) In 1996, all other compensation to named executive officers included an allocation of company contributions under the Company's Employee Stock Ownership Plan of $4,826 each to Messrs. Garrott, Holland, Reed, Lazarini, Reed, and Gober.
(4) In 1995, all other compensation to named executive officers included (i) split dollar life insurance premiums of $7,355 for Mr. Garrott, $2,989 for Mr. Lazarini, $2,311 for Mr. Reed, $2,304 for Mr. Gober, and (ii) allocation of Company contributions under the Company's Employee Stock Ownership Plan of $1,962 to each Messrs. Garrott, Holland, Lazarini, Reed, and Gober.

STOCK OPTION PLANS

  During 1994, the shareholders approved the Company's 1994 Stock Plan (the "1994 Plan"), which reserved 3,100,000 shares of Company's Common Stock for use under the 1994 Plan. Unoptioned shares under previous plans were transferred to reserved shares for the 1994 Plan. During 1990, the Board of Directors and shareholders approved the Company's 1990 Stock Plan (the "1990 Plan"), which reserved 1,350,000 shares of the Company's Common Stock for the granting of options and restricted stock to key employees. The 1990 Plan amended the Company's 1986 Stock Option Plan (the "1986 Plan") and merged such amended and restated plan into the 1990 Plan.

  Options are granted at the then prevailing market price. Options become exercisable in equal parts at the end of the year of grant over the succeeding five to ten years under the 1986, 1990 and 1994 Plans. The Plans are restricted to eligible officers and key employees. Amounts set forth in the following tables reflect the effect of all stock dividends and splits declared through 1997.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information with respect to the grant of stock options under the Company's Stock Plans to the named executive officers for the year ended December 31, 1997.

                   INDIVIDUAL GRANTS(1)
------------------------------------------------------------
                                                                  POTENTIAL
                                                              REALIZABLE VALUE
                           PERCENT OF                            AT ASSUMED
                              TOTAL                             ANNUAL RATES
                NUMBER OF    OPTIONS                           OF STOCK PRICE
               SECURITIES  GRANTED TO   EXERCISE                APPRECIATION
               UNDERLYING   EMPLOYEES      OR                  FOR OPTION TERM
                 OPTIONS       IN      BASE PRICE EXPIRATION -------------------
    NAME       GRANTED (#) FISCAL YEAR   ($/SH)      DATE       5%       10%
    ----       ----------- ----------- ---------- ---------- -------- ----------
Thomas M.
 Garrott.....    80,000       10.0%     $18.375    1-21-05   $717,066 $1,765,176
Lewis E.
 Holland.....    50,000        6.2       18.375    1-21-05    448,166  1,103,235
William R.
 Reed, Jr. ..    30,000        3.7       18.375    1-21-05    268,900    661,941
Gary L.
 Lazarini....    10,000        1.2       18.375    1-21-05     89,633    220,647
Mackie H.
 Gober.......    10,000        1.2       18.375    1-21-05     89,633    220,647

--------
(1) Options become exercisable in equal parts over the five years succeeding the date of grant.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR
Values

  The following table sets forth certain information with respect to options exercised during 1998 and the value of unexercised options and SARs held by the named executive officers of the Company and its subsidiaries at December 31, 1998.

                             1998 Exercises
                         ----------------------
                                                        Number of
                                                       Securities                 Value of
                                                       Underlying                unexercised
                           Shares                      unexercised              in-the-money
                         acquired on   Value          options/SARs              options/SARs
                          exercise    realized        at FY-End (#)            at FY-end($)(2)
    Name                     (#)       ($)(1)   exercisable/unexercisable exercisable/unexercisable
    ----                 ----------- ---------- ------------------------- -------------------------
Thomas M. Garrott.......   185,120   $1,973,981      168,000/280,000        $1,869,480/$2,596,240
Lewis E. Holland........    20,000   $  280,000      328,000/144,000         3,593,730/   616,872
William R. Reed, Jr. ...    57,600   $1,801,018      176,000/104,000         1,822,848/   430,872
Gary L. Lazarini........       --           --       156,200/ 38,000         1,999,657/   328,686
Mackie H. Gober.........    61,200   $  936,498      124,000/ 48,000         1,527,980/   546,372

----------
(1) Market value of underlying securities at exercise minus the exercise price.
(2) Market price at year end less exercise price.

Pension Plan Table

  The Company maintains a non-contributory, defined benefit retirement plan, which covers all eligible employees of the Company. The following table describes estimated retirement benefits payable under the retirement plan to employees in the specified period-of-service and compensation classifications, assuming retirement at age 65 on February 1, 1999. Retirement benefits are not subject to social security deductions or offsets.

                               Credited Service
             ---------------------------------------------------------
 Final Pay   5 Years  15 Years  20 Years  25 Years  30 Years  35 Years
 ----------  -------  --------  --------  --------  --------  --------
 $  125,000  $11,248  $33,741   $44,986   $56,234   $67,480   $ 78,727
    150,000   13,670   41,008    54,676    68,346    82,015     95,684
    175,000   14,639*  43,915*   58,552*   73,191*   87,828*   102,467*
    200,000   14,639*  43,915*   58,552*   73,191*   87,828*   102,467*
    225,000   14,639*  43,915*   58,552*   73,191*   87,828*   102,467*
    250,000   14,639*  43,915*   58,552*   73,191*   87,828*   102,467*
    300,000   14,639*  43,915*   58,552*   73,191*   87,828*   102,467*
    400,000   14,639*  43,915*   58,552*   73,191*   87,828*   102,467*
    450,000   14,639*  43,915*   58,552*   73,191*   87,828*   102,467*
    500,000   14,639*  43,915*   58,522*   73,191*   87,828*   102,467*
  1,050,000   14,639*  43,915*   58,552*   73,191*   87,828*   102,467*

----------
* Represents the maximum legal permissible benefit under the retirement plan for individuals retiring in 1998.

  The retirement plan contains a five-year vesting requirement, effective January 1, 1989, and provides remuneration upon retirement at age 65 based generally upon average compensation for the five calendar years preceding retirement and years of service, with additional preretirement disability and death benefits. Benefits are calculated on the normal retirement option available to participants, which is ten years certain and life. Compensation covered by the retirement plan includes base salaries, overtime pay, commissions and bonuses. Covered compensation for commissioned employees is limited to $100,000. In 1998, covered compensation for Messrs. Garrott, Holland, Reed, Lazarini, and Gober was $1,045,000, $468,250, $455,500, $292,750 and $237,800, respectively. At
December 31, 1998, Messrs. Garrott, Holland, Reed, Lazarini, and Gober had 16, 5, 29, 39 and 28 years of credited service, respectively, under the retirement plan.

  The Board of Directors has also adopted a restoration pension plan that would restore any portion of the pension payable to any participant in the retirement plan which cannot be paid from such retirement plan due to the maximum benefit limitations imposed by Section 415 and by the maximum compensation limitations imposed by Section 401(a)(17) of the Internal Revenue Code. If Messrs. Garrott, Holland, Reed, Lazarini and Gober work for NBC until age 65 at their 1998 rate of compensation, the restoration pension plan will provide additional annual benefits of $572,692, $130,387, $210,287, $121,106 and $45,985, respectively.

Employment Agreements

  NBC entered into employment agreements with Mr. Thomas M. Garrott dated as of September 1, 1993, Mr. William R. Reed, Jr. dated as of January 1, 1992, Mr. Mackie H. Gober and Mr. Gary L. Lazarini dated as of September 1, 1993 and Mr. Lewis E. Holland dated as of July 1, 1994 (the "Agreements"). Except as noted below, each Agreement contains substantially the same terms and provisions. The Agreements supersede and terminate any other agreements previously existing concerning employment or compensation for such officers, except for the Deferred Compensation Agreement for Mr. Garrott described below, which remains in effect.

  Mr. Garrott will be employed by NBC in his current position for a continuously renewing term of five years until he reaches age 65, at which time the term automatically becomes a continuously renewing term of one year until notice of termination is given by either party. Mr. Garrott is employed at a guaranteed annual base salary of $535,000 (which may be increased at the discretion of NBC). Mr. Reed will be employed by NBC in his current position for a continuously renewing term of three years until he reaches age 65 at a guaranteed annual base salary of $271,000 (which may be increased at the discretion of NBC). Mr. Gober will be employed by NBC in his current position for a continuously renewing term of three years until he reaches age 65 at a guaranteed annual base salary of $180,000 (which may be increased at the discretion of NBC). Mr. Lazarini will be employed by NBC in his current position for a continuously renewing term of three years until he reaches age 65 at a guaranteed annual base salary of $205,000 (which may be increased at the discretion of NBC). Mr. Holland will be employed by NBC in his current position for a continuously renewing term of five years until he reaches age 65 at a guaranteed annual base salary of $271,000 (which may be increased at the discretion of NBC).

  Each Agreement may be terminated by NBC for cause (as defined in the Agreements). In addition, the Agreements of Messrs. Garrott, Reed, Gober and Lazarini may be terminated without cause upon the giving of five years' notice for Mr. Garrott and upon the giving of three years' notice to Messrs. Reed, Gober and Lazarini during which time the officer would be converted to part-time status as described below. The Agreement of Mr. Holland may be terminated without cause upon the giving of written notice to Mr. Holland and the officer would immediately be placed on part-time status, as described below, until age sixty-five (65). Further, under the Agreements of Messrs. Garrott, Reed, Gober, Lazarini and Holland, in the event that (i) NBC breaches the terms of the respective Agreements in any material respect, (ii) the respective officer is not reelected or reappointed to his current position (without cause), or (iii) under Mr. Garrott's Agreement, the officer's duties, responsibilities, powers, authority and functions are increased, changed or diminished (without cause and without the officer's consent), or under Mr. Reed's, Mr. Gober's, Mr. Lazarini's and Mr. Holland's Agreement, their duties, powers, and authority are diminished (without cause and without the officer's consent), the respective officers are entitled to convert to part-time status for the terms permitted in their respective Agreements.

  If Messrs. Garrott, Reed, Gober or Lazarini are converted to part-time status, the officer would be entitled to a guaranteed annual base salary equal to seventy-five percent (75%) of the officer's average annual total direct compensation (as defined in the Agreements) for a period of up to five years for Mr. Garrott and three years for Mr. Reed, Mr. Gober and Mr. Lazarini. If Mr. Holland converts to part-time status, the officer would be entitled to a guaranteed minimum annual base salary (a) from the date the officer goes on part-time status for a period of 5 years or (b) from the date he goes on part-time status until he attains age 65, whichever is shorter, in an amount equal to 75% of the officer's average of annual total direct compensation (as defined in the Agreement) provided that the guaranteed minimum annual base salary shall not be less than 75% of $300,000. Each Agreement also provides that the officer may elect to terminate the Agreement at any time upon 90 days' notice (with or without cause) and upon such a termination receive his salary as provided in the Agreement during the 90-day notice period and a lump-sum payment equal to three months' pay upon the expiration of such 90-day period. Under Mr. Garrott's Agreement, on or after November 3, 1999, and while employed on active status, Mr. Garrott is entitled to convert to part-time status until age 65.

  The Agreements provide that in the event of a "change of control" (as defined below) involving NBC or the Company, Mr. Garrott and Mr. Holland, if on full-time or part-time status, and Mr. Reed, Mr. Gober and Mr. Lazarini, if on full-time status or during the first twelve months of part-time status, may elect to receive severance pay in an amount equal to three times the officer's average annual compensation for the most recent five-year period preceding the change in control minus one dollar. In addition to the foregoing severance payment, Mr. Garrott, Mr. Holland, Mr. Reed, Mr. Gober and Mr. Lazarini, within five business days after delivery of a Notice of Exercise (as defined in the Agreements) are entitled to receive (1) a bonus payment based on the highest annual bonus paid or payable during the three year period immediately prior to the date of the Notice of Exercise prorated based on the number of days in the current fiscal year through the date of Notice of Exercise and
(2) an additional payment equal to the amount which the officer would receive under the restoration pension plan if his employment had continued for three years after the Notice of Exercise and assuming that the officer's compensation in each of the three years is the officer's highest base salary during the three year period immediately preceding the date of the Notice of Exercise. Further, for three years after the date of Notice of Exercise, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the company shall continue to provide welfare benefits for three years after the date of the Notice of Exercise. Payment of such amounts terminate the officer's right to receive the guaranteed annual base salary pursuant to the Agreement; however, such amount would be in addition to amounts otherwise payable to the officer under the Agreement (including reimbursement of expenses and attorney's fees) and other current or future oral or written agreements or plans. The Agreements further provide that NBC will indemnify the officer for adverse tax consequences arising out of the assertion that any payments under the Agreements are subject to any special excise or similar purpose tax directed at change of control payments. The value received from accelerated vesting of stock options as a result of a change in control may also be deemed to be change in control payments. If aggregate change of control payments equal or exceed three times the officer's average annual compensation for the most recent five-year period preceding the change in control, such an excise tax could be asserted. In such case, the payments also will not be deductible by the Company for federal income tax purposes. A change in control is deemed to occur if, with or without the approval of NBC's Board of Directors, (i) more than 25% of the voting stock of NBC or NBC's parent (a company owning 25% of the voting stock of NBC) is acquired by any person other than a person that includes the officer, or (ii) as the result of a tender offer, merger, consolidation, sale of assets, contested election, or any combination of such transactions, the persons who were directors of NBC or NBC's parent immediately before the transaction shall cease to constitute a majority of the Board of Directors of NBC, NBC's parent, or of any successor to either.

  The Agreements also include provisions that prohibit Messrs. Garrott, Reed, Gober, Lazarini and Holland during the terms of their respective Agreements and for two years thereafter from engaging in commercial banking activity in Shelby County, Tennessee (or in any other county in which NBC or its affiliates engage in banking activity representing a specified minimum amount of income of NBC or its affiliates), unless the officer's employment is terminated for cause (as defined in the Agreement). In addition, Mr. Garrott is prohibited from engaging in any business related to banking in supermarkets or other retail stores for the same period. The Agreements provide for benefits to Messrs. Garrott, Reed, Gober, Lazarini and Holland (or their designated beneficiaries) in the event of disability or death. Mr. Garrott's Agreement also provides certain medical and dental insurance benefits for the employee and his spouse.

  On December 1, 1983, NBC and Mr. Garrott entered into a Deferred Compensation Agreement which entitled Mr. Garrott to receive monthly retirement benefits equal to the excess, if any, of the monthly retirement benefits that would have been payable to Mr. Garrott under the Company's Retirement Plan if Mr. Garrott had been employed by the Company since January 1, 1964, over the monthly retirement benefits actually payable to Mr. Garrott under his previous employer's pension plan.

                  REPORT OF THE SALARY AND BENEFITS COMMITTEE

  The Salary and Benefits Committee (the "Committee") of the Board of Directors of the Company reviews the Company's executive compensation policies and programs and submits recommendations to the Board of Directors. The members of the Committee are Messrs. Phillips (Chairman), Farnsworth and McNeill, all of whom are non-employee directors.

  The Committee re-engaged the services of Towers Perrin, a nationally recognized compensation consulting firm, to update the findings and recommendations their previous 1994 executive compensation study. The study compares the compensation practices of NCBC to other financial institutions based on asset size, earnings performance and survey data ( the "Peer Group"). The Committee believes that the Peer Group is an appropriate peer group for compensation comparison purposes as it indicates how comparably sized financial institutions were compensating executives with similar responsibilities as those of the Company's executive officers.

  Compensation awarded to executive officers is designed to assure that the Company continues to attract, motivate and retain executives of superior abilities. The Company's general goal for compensating its executive officers is to provide competitive compensation in the median or upper range of that received by executive officers with similar duties and responsibilities at financial institutions in the Peer Group.

  The compensation of the Company's top executive officers, including the Chief Executive Officer, is specifically linked to the overall financial performance of the Company. Annual incentive bonuses are awarded to executive officers on the basis of group, division, individual and overall corporate performance. The Company must achieve both a Return on Equity of 20% and Earnings per Share growth of 16% over prior year for its Executive Officers to receive any bonus payments. Maximum bonus payments are made if both 20% Earnings per Share growth and Return on Equity are achieved. The Company's compensation program rewards key officers for the enhancement of shareholder value by providing key officers with appropriate ownership interests in the Company through awards of stock options. In reviewing the performance of the Company's key officers other than Mr. Garrott, the Committee takes Mr. Garrott's recommendations into account.

Base Salary

  Each executive officer's base salary is based primarily upon the competitive market for the executive officer's services. However, Messrs. Garrott, Holland, Reed, Lazarini and Gober are guaranteed minimum base salaries in accordance with the terms and conditions of their respective employment agreements with NBC. See "COMPENSATION OF MANAGEMENT AND OTHER INFORMATION-- Employment Agreements."

Annual Incentive Plan

  The Company's annual incentive plan is designed to give executive officers and other key employees additional incentive to maximize the Company's long-term return for its shareholders. The cash awards under the Company's annual incentive plan to its executive officers are determined by a two-step process that considers both the performance of the Company as a whole during the year and the individual performance of each executive officer.

  Annual incentive awards for executive officers in 1998 were awarded pursuant to an annual incentive plan approved by the Committee and ratified by the Board of Directors. Under this plan, amounts awarded to the top five members of executive management were between 34% and 100% of base salary.

  In 1998, the annual incentive plan for certain executive officers allowed participants to earn a bonus based upon (1) the Company's 1998 earnings growth, defined as the Company's consolidated net income comparing 1998 to 1997, (2) achievement of a minimum return on equity, and if applicable,
(3) individual performance standards. Each component was considered separately. The individual performance criteria of Messrs. Holland, Reed, Lazarini and Gober included a targeted increase in the net income of certain subsidiaries of the Company and the achievement of specific results for the Company and its subsidiaries.

Stock Option Plans

  The Committee considers stock options under the 1994 Plan for key employees, including key executive officers of the Company and its subsidiaries. Stock options are designed to align the interests of the Company's officers with those of its shareholders. Stock options are granted by the Committee to those key employees whose responsibilities place them in a position to make contributions to the overall financial success of the Company. These options are granted with an exercise price equal to the market price of the Common Stock on the day of grant and vest ratably over a period of five years. Since the full benefits of these options cannot be realized unless the Company's stock price appreciates over time, the creation of shareholder value is facilitated. More than 400 key employees of the Company and its subsidiaries have been granted stock options. This represents approximately 24% of the total full-time employees of the Company and its subsidiaries.

  In 1998, the Committee approved grants of non-qualified stock options to executive officers based upon the performance contributions of the particular executive officer in light of the same individual performance factors utilized in determining incentive awards, as described above, and the recommendations of an independent executive compensation consulting firm. The consultants considered comparable levels of responsibilities at peer banks based on asset size and overall financial performance.

Chief Executive Officer's 1998 Compensation

  The base salary of Mr. Garrott was increased during 1998 to $510,000. The Committee specifically considered (i) Mr. Garrott's individual performance as Chairman, President and Chief Executive Officer, (ii) the Company's strong financial performance and (iii) the compensation paid to the chief executive officers of banking institutions of comparative size. The factors were considered subjectively, and none were given any specific weight.

  Based on the Company's attaining over 20% growth in consolidated net income and over 20% return on equity Mr. Garrott earned a bonus equal to 100% of his base salary (i.e. $510,000 bonus award) in accordance with the terms of the Company's 1998 Incentive Compensation Plan. Mr. Garrott was also awarded an option grant of 80,000 shares of common stock. The Committee considered the Company's overall performance, Mr. Garrott's contribution to the Company's success and the number of options previously granted to Mr. Garrott.

                                          Harry J. Phillips, Sr.
                                          Thomas C. Farnsworth, Jr.
                                          Phillip H. McNeill, Sr.

  The Compensation Committee report of Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Act"), except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Act.

                       FIVE-YEAR STOCK PERFORMANCE GRAPH

  The line graph below reflects the cumulative five-year shareholder return (assuming reinvestment of dividends) on the Company's Common Stock compared to such return of the S&P 500 Stock Index and the KBW 50 Bank Stock Index. The graph reflects investment of $100 on December 31, 1993 in the Company's Common Stock, the S&P 500 Index and the KBW 50 Bank Stock Index.



                              [GRAPH APPEARS HERE]

                              NCBC          S&P 500       KBW 50
                           ----------      ---------    ----------
1993                         $100.00        $100.00      $100.00
1994                         $103.93        $101.33      $ 94.90
1995                         $123.32        $139.33      $152.03
1996                         $184.15        $171.72      $215.12
1997                         $345.50        $299.03      $314.51
1998                         $374.76        $294.49      $340.58

              CERTAIN TRANSACTIONS WITH DIRECTORS AND MANAGEMENT

  Some of the officers and directors of the Company and its subsidiaries, including some of the nominees described above, and certain of their associates and immediate family members (including spouses, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law) are customers of the Company's subsidiaries. As customers, they have had transactions with the Company's subsidiaries in the ordinary course of business, including borrowings. As of December 31, 1998, the Company's subsidiary banks had an aggregate of approximately $78,940,000 (19.32% of NCBC's equity and 2.47% of NCBC's net loans) in loans outstanding to such persons. This aggregate amount was comprised of loans to officers, directors and nominees in the amount of $4,888,000 and loans to immediate family members and corporations or other organizations that are associates of such persons in the amount of approximately $74,051,000. An aggregate of approximately $56,407,000 of this total represented loans outstanding to three directors and their associates. All of the foregoing loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of the Company, do not involve more than normal risk of collectibility or present any other unfavorable features.

  Many of the officers, directors and nominees of the Company and their associates and immediate family members maintain deposit relationships with the Company's subsidiaries in various types of accounts, including certificates of deposit. Interest rates paid on deposits of officers, directors and nominees and their associates and immediate family members are substantially similar to rates paid for comparable deposits of parties who are not affiliated with the Company.

  In December, 1987, NBC issued $1,025,000 in term notes to the Mallory Partners, a Tennessee general partnership of which W. Neely Mallory, Jr., a director of the Company, and two trusts for the benefit of his sons are general partners. The term notes were issued on substantially the same terms, including interest rates, as those prevailing for comparable transactions with other persons.

  R. Grattan Brown, Jr., a director of the Company, is a partner in the law firm of Glankler Brown. PLLC. That firm from time to time represents NBC and certain other subsidiaries.

  During 1993, Bruce E. Campbell, Jr., the former Chief Executive Officer of the Company exercised his right under his employment agreement to convert to part-time status until age 65. Upon reaching age 65 on March 7, 1996, Mr. Campbell retired and has been retained by the Company as a consultant. Pursuant to his consulting agreement, Mr. Campbell was paid a consulting fee of $50,000 during 1998. During 1998, he received additional compensation consisting of director's fees of $14,650.

Compensation Committee Interlocks and Insider Participation

  Messrs., Farnsworth, McNeill and Phillips, all of whom are non-employee directors, served as members of the Company's Salary and Benefits Committee. Some of the officers and directors of the Company, including Messrs., Farnsworth, Phillips and McNeill, and certain of their associates and immediate family members (including spouses, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law) are customers of the Company's subsidiaries. As customers, they have had transactions with the Company's subsidiaries in the ordinary course of business, including borrowings. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of the Company, do not involve more than normal risk of collectibility or present any other unfavorable features.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information concerning each person known to the Board of Directors of the Company to be a "beneficial owner," as such term is defined by the rules of the Securities and Exchange Commission, of more than 5% of the outstanding shares of Common Stock of the Company as of February 1, 1999.

                           Amount Beneficially
                               Owned as of
     Name and Address       February 1, 1999   Percent of Class(1)
     ----------------      ------------------- ------------------
National Bank of Commerce       7,874,985(2)          7.5%
One Commerce Square
Memphis, Tennessee 38150
D. Canale & Company             5,241,832(3)          5.0
P. O. Box 1739
Memphis, Tennessee 38101

----------
(1) For purposes of calculating the percent of Common Stock beneficially owned, all shares that are subject to options that are exercisable within 60 days are deemed to be presently outstanding.
(2) NBC has sole voting and investment power with respect to 4,380,101 of such shares, shares voting and investment power with respect to 2,485,631 of such shares and has no voting or investment power with respect to 1,009,253 of such shares. NBC has no beneficial interest in any of such shares. NBC intends to vote all of the 4,380,101 shares that it has discretion to vote in favor of each matter set forth in the attached Notice of Annual Meeting of Shareholders and in this Proxy Statement. As a general rule, where NBC shares voting power under these arrangements, it allows the person with whom that power is shared to vote such shares. The shares shown are held by NBC in various fiduciary or agency capacities and do not include 4,104,782 shares (3.9%) owned by the Company's Employee Stock Ownership Plan.
(3) Includes 5,241,832 shares as to which John D. Canale, III, who is on the Board of Directors, shares voting power with his brother Christopher W. Canale. Does not include 69,064 shares owned by their mother Peggy W. Canale. Also does not include 156,308 shares owned by John D. Canale III individually and as trustee, nor does it include 141,884 shares held by Christopher W. Canale individually and as trustee, nor 644,980 shares owned by the estate of their father, John D. Canale as to which John D. Canale III and Christopher W. Canale share voting power. D. Canale & Company disclaims any beneficial interest in these shares which have not been included. See "MANAGEMENT OF THE COMPANY--DIRECTORS" above.

                              ACCOUNTING MATTERS

  At its March 11, 1999 meeting, the Board of Directors appointed Ernst & Young LLP, independent certified public accountants, as auditors for the Company for the current year. Ernst & Young LLP has acted in this capacity since 1971. The Board of Directors considers Ernst & Young LLP to be well qualified and recommends that the shareholders vote to ratify that appointment.

  In view of the difficulty and expense involved in changing auditors on short notice, should the shareholders not ratify the selection of Ernst & Young LLP, it is contemplated that the appointment of Ernst & Young LLP for the fiscal year ending December 31, 1999 will be permitted to stand unless the Board of Directors finds other compelling reasons for making a change. Such disapproval by the shareholders will be considered a recommendation that the Board select other auditors for the following year.

  A representative of Ernst & Young LLP is expected to be available at the Annual Meeting. The representative will be given the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions from shareholders.

  The Audit Committee serves the principal functions of recommending to the Board of Directors the persons or firm to be employed as independent auditors of the Company; reviewing with such auditors the scope of their engagement, their report of audit and the accompanying management letter, if any; consulting with the independent auditors and management with regard to the Company's accounting methods and the adequacy of the Company's internal system of accounting control; approving professional services provided by the independent auditors; reviewing the independence of the independent auditors; and considering the range of the independent auditors' audit and non-audit fees. The members of the Audit Committee of the Board of Directors are Messrs. Barton, (Chairman), Canale, McNeill, Bradbury Reed and Thompson.

                         ANNUAL REPORT TO SHAREHOLDERS

  The annual report of the Company for the fiscal year ended December 31, 1998, including all financial statements, is being mailed with this Proxy Statement.

                          ANNUAL REPORT ON FORM 10-K

  The Company will provide without charge, at the written request of any beneficial shareholder of record on March 5, 1999, a copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto. The Company will provide copies of the exhibits, should they be requested by eligible shareholders, and the Company may impose a reasonable fee for providing such exhibits. Requests for copies of the Company's Annual Report on Form 10-K should be mailed to:

      NATIONAL COMMERCE BANCORPORATION
      One Commerce Square
      Memphis, Tennessee 38150
      Attention: Kathy Shelton
                   Assistant Treasurer

                      VOTING OF PROXIES AND REVOCABILITY

  When the Proxy is properly executed and returned to the Board of Directors, the shares represented by the Proxy will be voted as directed by the shareholder executing the Proxy unless it is revoked. If no directions are given on the Proxy with respect to any particular matter to be acted upon, the shares represented by the Proxy will be voted in favor of such matter. Any shareholder giving a Proxy may revoke it at any time before it is voted. Revocation of a Proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking it or (ii) a duly executed Proxy bearing a later date. A shareholder who is present at the Annual Meeting may revoke the Proxy and vote in person if he so desires.

                           EXPENSES OF SOLICITATION

  The cost of soliciting proxies will be borne by the Company. The Board of Directors will request banks and brokers to solicit their customers having a beneficial interest in the Company's stock registered in the names of nominees, and the Company will reimburse such banks and brokers for their reasonable out-of-pocket expenditures made in such solicitations. Proxies may be solicited by employees of the Company or NBC by mail, telephone, telecopy, telegraph and personal interview. The Board of Directors does not presently intend to pay compensation to any individual or firm for the solicitation of proxies; however, if the Board of Directors should deem it necessary and appropriate, it may retain the services of an outside individual or firm to assist in the solicitation of Proxies.

                             SHAREHOLDER PROPOSALS

  Any shareholder proposals intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company at its corporate offices no later than December 28, 1999 in order to be considered by the Board of Directors for inclusion in the proxy statement and form of proxy relating to such meeting. The Company shall have discretionary voting authority with respect to any stockholder proposals that are received by the Company after February 13, 2000.

                                 OTHER MATTERS

  The minutes of the Annual Meeting of the Shareholders held on April 22, 1998, will be presented at the meeting for approval. It is not intended that approval of the minutes will constitute ratification of the matters referred to therein.

  The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment thereof, it is intended that the persons named in the enclosed Proxy will vote such Proxy on such matter in accordance with their best judgment.

                                          Gus B. Denton
                                          Secretary

March 31, 1999

                       NATIONAL COMMERCE BANCORPORATION

                                     PROXY

        PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                   SHAREHOLDERS TO BE HELD ON APRIL 28, 1999

     The undersigned hereby appoints THOMAS M. GARROTT; JAMES E. MCGEHEE, JR.; and GUS B. DENTON, and each of them, proxies with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of National Commerce Bancorporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Wednesday, April 28, 1999, at 10:00 a.m. local time, in the Auditorium at National Bank of Commerce, Concourse Level, Commerce Tower, One Commerce Square, Memphis, Tennessee 38150, and at any adjournments thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournments thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting and any adjournments thereof.

          (Continued and to be dated and signed on the reverse side.)
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1.      ELECTION OF DIRECTORS

        [_] FOR all nominees listed below (except as marked to the contrary below.)

        [_]     WITHHOLD AUTHORITY to vote for all nominees listed:
                (INSTRUCTION: To withhold authority to vote for any individual nominee(s), strike a line through the nominee's name in the list below.)

                Class I to serve until Annual Meeting of Shareholders in 2002:
                Frank G. Barton, Jr.; Thomas C. Farnsworth, Jr.; Lewis E. Holland; J. Bradbury Reed; Phillip H. McNeill, Sr.


2. RATIFICATION OF THE BOARD OF DIRECTOR'S APPOINTMENT of Ernst & Young LLP, independent certified public accountants, as auditors of the Company for the year ending December 31, 1999.

                        FOR [_]     AGAINST [_]     ABSTAIN [_]

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, BUT IF NO
       DIRECTION IS INDICATED, THE PROXY WILL BE VOTED "FOR" EACH OF THE
         ABOVE-MENTIONED PROPOSALS. IF ANY OTHER MATTERS ARE PROPERLY
      PRESENTED AT THE ANNUAL MEETING FOR ACTION TO BE TAKEN THEREUNDER,
       THIS PROXY WILL BE VOTED ON SUCH MATTERS BY THE PERSONS NAMED AS
            PROXIES HEREIN IN ACCORDANCE WITH THEIR BEST JUDGEMENT.

Please sign and date below and return the proxy material in the enclosed envelope, whether or not you plan to attend the annual meeting.

Please date this proxy and sign
exactly as your name or names              Date                      1999
appear hereon.  When more than one             ----------------------
owner is shown below, each should
sign.  When signing in fiduciary
or representative capacity, please         ------------------------------
give full title.  If this proxy is
submitted by a corporation, it
should be executed in the full             ------------------------------
corporate name by a duly authorized
officer.  If this proxy is submitted
by a partnership, it should be             ------------------------------
executed in partnership name by an
authorized person.

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